UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2005

ELIZABETH ARDEN, INC.

(Exact name of registrant as specified in its charter)

Florida	1-6370	59-0914138
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14100 N.W. 60th Avenue, Miami, Florida	33014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 818-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

At a March 18, 2005 meeting of the Compensation Committee of the Board of Directors (the “Committee”) of Elizabeth Arden, Inc. (the “Company”) and consistent with the terms of the original performance accelerated restricted stock which was granted in March 2002 and vested on March 22, 2005 (the “PARS”), the Committee approved the grant of up to 423,800 shares of performance-based restricted stock (the “PBRS”) to up to 18 managerial employees of the Company and its subsidiaries, on substantially similar terms as the grant of the PARS. The PBRS will only vest if the Company’s total shareholder return surpasses the total shareholder return of the Russell 2000 Index (the “Index”) over a three, four, five or six year period from the date of grant. If the Company’s total shareholder return does not surpass the Index on one of those anniversary dates, the PBRS will not vest. Set forth in Exhibit 10.1 to this Current Report on Form 8-K are grants of the PBRS to the Company’s named executives set forth in its most recent proxy statement dated May 14, 2004 (the “Named Executives”) filed with the Securities and Exchange Commission (the “SEC”).

At the March 18, 2005 meeting, the Committee also made other compensation decisions, including the establishment of base salary adjustments effective April 1, 2005 for the Named Executives as set forth in Exhibit 10.1 to this Current Report on Form 8-K.

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events

On March 22, 2005, the Company issued a press release to announce that certain executives are selling shares to cover tax-withholding obligations as a result of the vesting of the PARS on March 22, 2005. The PARS were awarded in March 2002 and provided for a vesting period of six years from the date of grant, unless the Company’s total shareholder return exceeded the median total shareholder return of the companies comprising the Russell 2000 Index (the “Benchmark”) over a three, four or five year period from the date of grant. Because the Company’s stock price has risen by approximately 116% as compared to an approximate 35% increase for the Benchmark since the grant date, the vesting was accelerated. The probable acceleration was disclosed in the Company’s filings with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company has been incurring the associated expense assuming a March 22, 2005 vesting date. As described under Section 1.01 of this Current Report on Form 8-K, the press release also covered the new issue of PBRS, which replaced the PARS that vested.

Also in the press release, the Company announced that two of its executive officers will be implementing 10b5-1 plans under the Exchange Act that cover a small portion of their stock options or vested restricted stock for tax planning purposes.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

10.1	Adjustments to compensation arrangements for Named Executives.

99.1	Elizabeth Arden, Inc. press release dated March 22, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELIZABETH ARDEN, INC.

Date: March 22, 2005	By:	/s/ Stephen J. Smith
Stephen J. Smith
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Adjustments to compensation arrangements for Named Executives

99.1	Elizabeth Arden, Inc. press release dated March 22, 2005.